Reg. No. 33-58943

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                          PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                          39-0622040
   (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                         Identification No.)

                                2801-80th Street
                          Kenosha, Wisconsin 53141-1410
                                 (414) 656-5200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ______________________________

                                 S. F. Marrinan
                            Vice President, Secretary
                               and General Counsel
                                2801-80th Street
                          Kenosha, Wisconsin 53141-1410
                                 (414) 656-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ______________________________

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]


   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]




   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


   Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-3 - Registration Statement No. 33-39660.

   PROSPECTUS

                              SNAP-ON INCORPORATED
                                 _______________

                                 644,843 Shares
                                       of
                                  Common Stock
                                 ($1 par value)
                                 _______________

                     FRANCHISED DEALER STOCK OWNERSHIP PLAN

             This Prospectus relates to an aggregate of 644,843 shares (the "Shares") of common stock, par value $1, and 644,843 Preferred Stock Purchase Rights which currently are attached to, and trade with, the shares of common stock (collectively, the "Common Stock") of Snap-on Incorporated (the "Company") offered hereby to eligible franchised dealers pursuant to a Franchised Dealer Stock Ownership Plan (the "Plan"). The Common Stock will be sold from time to time by the Company under the terms of the Plan directly to Company franchised dealers participating in the Plan without the payment of any underwriting discounts or commissions.
   The Plan provides for a price per share to be calculated at the lesser of the market value of the Common Stock on May 15 of a Plan year or the market value of the Common Stock in the succeeding May 14 of such Plan year. Proceeds from the offering will be used for general corporate purposes. The closing sale price for the Common Stock on the New York Stock Exchange on April 26, 1995 was $36.50 per share.

             The Company suggests that prospective participants review this Prospectus carefully and retain it for future reference.

                                 _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                                 _______________

             No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                  The date of this Prospectus is May 12, 1995.

   AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents and amendments thereto which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7724), are incorporated by reference into this Prospectus:
   (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) the description of the Preferred Stock Purchase Rights of the Company contained in the Registration Statement on Form 8-A dated October 26, 1987, as amended in the Company's Current Report on Form 8-K filed on June 4, 1992 and the Company's Current Report on Form 8-K filed on January 28, 1994; and (iii) the description of Common Stock of the Company contained in the Registration Statement on Form 8-A dated January 12, 1978.

             Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by this reference into this Prospectus from the date of filing of such documents, and this Prospectus and the Registration Statement shall be deemed to be modified or superseded by such documents.

             The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the Company's current annual report to shareholders and of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Public Relations Department, Snap-on Incorporated, 2801-80th Street, Kenosha, Wisconsin 53141-1410; telephone
   (414) 656-5200.


   THE COMPANY

             Snap-on Incorporated (the "Company") was incorporated under the laws of the State of Wisconsin in 1920 and reincorporated under the laws of Delaware in 1930. Its corporate headquarters are located in Kenosha, Wisconsin. The principal executive offices of the Company are located at 2801-80th Street, Kenosha, Wisconsin 53141-1410, telephone (414) 656-5200.

             The Company, which is in a single line of business, is a leading manufacturer and distributor of high-quality hand tools, power tools, tool storage products, diagnostics and shop equipment and information services, primarily for use by professional technicians. In addition to individual automotive technicians, shop owners and other professional tool users, the Company's products are marketed to industrial and governmental entities, as well as to original equipment manufacturers.


   PLAN PURPOSE

             The purpose of the Plan is to provide the franchised dealers of the Company's products with the opportunity to purchase shares of Common Stock. The Plan provides for the issuance of 644,843 shares of Common Stock, subject to adjustment. Under the Plan, eligible franchised dealers of the Company's products participating in the Plan ("Participants") may pay a designated amount of cash to the Company in each regular billing period, and once a year the amount of each Participant's payments under the Plan is applied to the purchase of Common Stock for the Participant. The period from May 15 to the following May 14 is hereinafter referred to as a "Plan Year."

             The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and is not qualified under
   Section 401(a) of the Internal Revenue Code of 1986, as amended (the
   "Code").

   ELIGIBLE PARTICIPANTS

             All franchised dealers of the Company's products ("Dealers") as of May 15 of each Plan Year may participate in the Plan for such Plan Year.


   PURCHASE PRICE

             The price per share of Common Stock will be the lesser of the market value of the Common Stock on (i) the offering date (May 15) of a Plan Year; or (ii) the succeeding May 14 (or the next business day after any such date, if such date is not a business day). Market value shall be the mean of the high and low prices for Common Stock as reported on the New York Stock Exchange on such date.


   ENROLLMENT IN THE PLAN

             An eligible Dealer may enter the Plan between May 15 and June 1 of each Plan Year by filling out, signing and forwarding a participation form to the Company. To continue as a Participant, each Dealer of the Company must file a new participation form with the Company between May 15 and June 1 of each Plan Year.


   TIME, MANNER AND AMOUNT OF PAYMENTS

             A Participant indicates on a Plan participation form the amount of cash that the Participant would like to accumulate during each billing period applicable to the Participant as a Dealer for the purchase of Common Stock during the Plan Year. The Company will bill the Participant for this amount on each Dealer invoice beginning in June of the Plan Year. A Participant may change the level of cash to be applied toward the purchase of Common Stock during a Plan Year by signing and delivering a participation change form to the Company at least ten days before the first day of the month in which the change is to be effective; the Plan provides that a change in a Participant's level of participation that is received on a timely basis will be effective during the first business week of the following month. To continue participation during a Plan Year, a Participant must provide for the accumulation of some even dollar amount during each billing period.

             Payments received under the Plan will be accumulated by the Company and may be used for the Company's general corporate purposes and need not be segregated from other Company funds. After May 14 of each Plan Year, unless a Participant has withdrawn from participation under the Plan, a Participant's accumulated payments under the Plan will be applied to the purchase from the Company of the number of full shares of the Common Stock purchasable at the applicable purchase price described above under "PURCHASE PRICE," subject to the two Plan limitations described below under "MAXIMUM AND MINIMUM AMOUNTS THAT MAY BE PURCHASED." Any balance remaining from a Participant's accumulated cash payments will be carried forward for the next Plan Year if the Participant has elected to continue in the Plan. Otherwise, the Participant will receive a cash payment equal to the balance of the Participant's remaining cash payments under the Plan.

             Certificates for shares of Common Stock purchased pursuant to the Plan will be issued and delivered to the Participants as soon as possible after May 14 of each Plan Year. Until stock certificates are issued to them, Participants will not have the rights or privileges of stockholders with respect to such shares. Common Stock purchased under the Plan will be issued in accordance with the instructions stated in a Participant's participation form.


   MAXIMUM AND MINIMUM AMOUNTS THAT MAY BE PURCHASED

             Under the first Plan limitation on the amount of Common Stock a Participant may purchase, no Participant may purchase in any Plan Year a number of shares of Common Stock exceeding the number of shares that represents a market value of $25,000 on May 15 of such Plan Year. One effect of this limitation is that, if the market price of the Common Stock on May 14 of such Plan Year is less than the market value on May 15 of the same Plan Year, then under this limitation the maximum number of shares of Common Stock that a Participant can purchase will have an aggregate market value of less than $25,000 as of May 14 of the Plan Year, and therefore, the aggregate purchase price will be less than $25,000. Any excess cash accumulated on behalf of a Participant will be treated as described above under "TIME, MANNER AND AMOUNT OF PAYMENTS." Under the second limitation, a Participant may not purchase more than 2,000 shares of Common Stock in any Plan Year regardless of the purchase price at which the Participant is purchasing Common Stock under Plan terms. So long as the market price of the Common Stock exceeds $12.50 per share, the first limitation will control.

   WITHDRAWAL FROM THE PLAN - ASSIGNMENT OF INTEREST

             A Participant may withdraw from the Plan at any time by giving written notice to the Company at any time prior to the end of a Plan Year. A withdrawing Participant will not be eligible to reenter the Plan until the beginning of the next Plan Year. Such withdrawal will become effective on the first day of the month following receipt of written notification of withdrawal by the Company, provided a form is received before the end of the preceding month.

             If a Participant withdraws from the Plan or the Plan is discontinued, the entire amount of a Participant's payments under the Plan during a Plan Year shall be paid to the person entitled thereto. In the event of any voluntary or involuntary termination of the Participant's relationship with the Company as a franchised dealer, including death, before the end of a Plan Year, the amount of the Participant's payments under the Plan will be refunded to the Participant or the Participant's estate.

             A Participant's rights under the Plan belong to the Participant alone and may not be transferred or assigned to any other person during such Participant's lifetime.


   NATURE AND FREQUENCY OF REPORTS TO PARTICIPANTS

             Once a year during the continuance of the Plan, each Participant will receive a report indicating the amount accumulated and to be applied to stock purchases at the end of the Plan Year.


   ADMINISTRATION OF THE PLAN

             Subject to the discretion of the Board of Directors, the President of the Company shall oversee the administration of the Plan and make such interpretations and regulations as he deems desirable or necessary in connection with its operation. The President of the Company may amend the Plan at any time to cure any ambiguity, defect or omission or if such amendment would not, in his judgment, have a material adverse effect on the financial interests of Participants. The Board of Directors of the Company may amend, suspend or terminate the Plan for any reason at the end of any Plan Year. The Company will pay all fees and expenses incurred in connection with the Plan.

             In the event of a stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares or the like, the Company may change the number of shares that may be offered under the Plan, the maximum number of shares that may be purchased by a Participant under the Plan and the purchase price per share.

             To obtain additional information on the Plan and the administration of the Plan, contact Corporate Secretary, Snap-on Incorporated, 2801-80th Street, Kenosha, Wisconsin 53141-1410, or by telephone at (414)656-5200.


   DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

             On October 23, 1987, the Board of Directors declared a dividend distribution of one preferred stock purchase right (the "Rights") on each outstanding share of Common Stock, to stockholders of record on November 2, 1987. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). On May 22, 1992 and January 28, 1994, the Company amended the Rights Agreement. The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement.

             The Rights will not be exercisable or transferrable apart from the Common Stock, and will be represented by certificates for Common Stock outstanding at the record date or issued thereafter while the Rights are not exercisable, until (i) a person or group (an "Acquiring Person") acquires 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) a person or group commences (or announces an intention to commence) a tender or exchange offer that will result in the person becoming an Acquiring Person. Each Right may then be exercised to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company for $125 (subject to adjustment), but if there is an Acquiring Person (unless the Acquiring Person becomes such pursuant to an offer for all outstanding shares of Common Stock on terms approved by "Continuing Directors" of the Company) or certain other events occur, then each Right (other than Rights held by the Acquiring Person) may be exercised at the $125 purchase price (subject to adjustment) to purchase a number of shares of Common Stock which at the time of such transaction would have a market value of two times the purchase price. Investors who acquire more than 15% and less than 25% of the Company's Common Stock under certain circumstances without the intent or purpose to change or influence the control of the Company are exempt from the definition of "Acquiring Person." If the Company is acquired in a merger or other business combination not approved by the Board of Directors, then each holder of a Right other than the Acquiring Person will be entitled to purchase one share of common stock of the surviving company having a market value equivalent to two times the current purchase price. The Rights have the effect of causing ownership dilution to a person or group attempting to acquire the Company without approval of the Company's Board of Directors.

             The Rights expire on November 3, 1997 and may be redeemed by the Company at a price of $.05 per Right at any time prior to 10 days after there is an Acquiring Person.


   TAX EFFECTS

             The following is a summary of significant general federal income tax consequences associated with participation in the Plan. However, the discussion is not a complete description of all of the federal income tax aspects of the Plan, and some of the provisions contained in the Code have only been summarized. No discussion of state or foreign income tax has been included. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among Participants, each Participant should consult with his or her own tax advisor with respect to the tax consequences of participation in the Plan.

             A Participant will not recognize taxable income upon the grant of a right to purchase Common Stock pursuant to the Plan. Upon the purchase of stock under the Plan, the amount by which the fair market value of the shares on the date of purchase exceeds the purchase price of the shares will generally be treated for federal income tax purposes as ordinary income to the Participant (and deductible by the Company). Upon any subsequent sale of shares acquired pursuant to the Plan, any amount realized in excess of the fair market value of the shares on the date shares were purchased will generally constitute capital gain, which will be long-term or short-term depending on the holding period for such shares. If the shares are disposed of for an amount less than the fair market value on the date shares were purchased, the seller will generally recognize capital loss, which will be long-term or short-term depending on the holding period for such shares.


   RESALE OF SECURITIES PURCHASED

             The Plan is intended to provide stock for investment, but there are no legal or other restrictions on the transfer or resale of the stock purchased under the Plan. The Company does not intend to restrict or influence any Participant in its decision to hold or resell the Company's stock.

             The Company will not under any circumstances be obligated to buy back from any Participant stock that has been purchased under the Plan. The stock can be sold privately or on the open market through a stock broker at the currently quoted price, less regular commission and service charges.



   USE OF PROCEEDS

             The Company is unable to predict the number of shares of Common Stock that will be purchased from it under the Plan or the prices at which the shares will be purchased. The net proceeds from sales of the Common Stock will be added to the general funds of the Company and will be used for general corporate purposes. The Company believes that institution of the Plan is in its best interests and believes that the Participants will be stimulated in their activities as franchised dealers of the Company by the opportunity to purchase Common Stock on favorable terms.

                                 644,843 Shares

                              SNAP-ON INCORPORATED

                                  Common Stock
                             ______________________

                     FRANCHISED DEALER STOCK OWNERSHIP PLAN
                             ______________________



                                  May 12, 1995



                                TABLE OF CONTENTS

                                                                         Page

   Available Information . . . . . . . . . . . . . . . . . . . . . . . .    2
   Incorporation of Certain Documents by Reference . . . . . . . . . . .    2
   The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   Plan Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   Eligible Participants . . . . . . . . . . . . . . . . . . . . . . . .    3
   Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   Enrollment in the Plan  . . . . . . . . . . . . . . . . . . . . . . .    4
   Time, Manner and Amount of Payments . . . . . . . . . . . . . . . . .    4
   Maximum and Minimum Amounts That May be Purchased . . . . . . . . . .    5
   Withdrawal from the Plan - Assignment of Interest . . . . . . . . . .    5
   Nature and Frequency of Reports to Participants . . . . . . . . . . .    5
   Administration of the Plan  . . . . . . . . . . . . . . . . . . . . .    6
   Description of Preferred Stock Purchase Rights  . . . . . . . . . . .    6
   Tax Effects   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

   Resale of Securities Purchased  . . . . . . . . . . . . . . . . . . .    8

   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

             The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be obtained as set forth under "Available Information."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

             Filing Fee for Registration Statement . . . . . . . .  $ 6,110 *
             Printing  . . . . . . . . . . . . . . . . . . . . . .    4,000 *
             Legal Fees and Expenses . . . . . . . . . . . . . . .    4,000 *
             Blue Sky Fees and Expenses  . . . . . . . . . . . . .    2,000 *
             Auditors' Fees and Expenses . . . . . . . . . . . . .    2,000 *
             Miscellaneous Expenses  . . . . . . . . . . . . . . .    2,000 *
             Total . . . . . . . . . . . . . . . . . . . . . . . . $ 20,110 *

   _________

   * Estimated

             Certain accounting, legal, and other services related to this Registration Statement have been performed by employees of the Registrant in the normal course of their employment duties and the costs associated with such services cannot be reasonably estimated.

   Item 15.  Indemnification of Directors and Officers

             Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

             The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance the director all reasonable costs of defending against litigation. However, no indemnification will be made under the Agreement if the director is found liable for willful misconduct, unless the court finds that the nature of the conduct is such that the director is fairly and reasonably entitled to indemnification. The advance is subject to repayment if stockholders, legal counsel, a quorum of disinterested directors or a panel of three arbitrators find that the director has not met the required standards of conduct.

             The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

   Item 16.  Exhibits

    Exhibit
     Number                    Description

      4.1     Snap-on Incorporated Franchised Dealer Stock
              Ownership Plan.

      4.2     Restated Certificate of Incorporation of the
              Company (incorporated herein by reference to Exhibit 3(a) to the Corporation's Annual
              Report on Form 10-K for the fiscal year ended
              December 31, 1994, SEC File No. 1-7724).

      4.3 Bylaws of the Company (incorporated herein by reference to Exhibit 3(b) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, SEC
              File No. 1-7724)

      4.4 Rights Agreement dated as of October 23, 1987 between the Corporation and Harris Trust and Savings Bank, as Rights Agent (incorporated herein by reference to Exhibit 1 to the Corporation's Registration Statement on Form
              8-A dated October 26, 1987, SEC File No.
              1-7724).

      4.5 Amendment to Rights Agreement dated as of October 23, 1987 between the Company and
              Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Form
              8-K dated June 4, 1992, File No. 1-7724).

      4.6 Amendment to Rights Agreement dated as of October 23, 1987 between the Company and
              Harris Trust and Savings Bank (incorporated herein by reference to Exhibit 1 to the Form
              8-K dated January 28, 1994, File No. 1-7724).

      5       Opinion of Susan F. Marrinan, Esq.

     23.1     Consent of Arthur Andersen LLP.

     23.2 Consent of Susan F. Marrinan, Esq. (contained in Exhibit 5 hereto).

     24       Power of Attorney.



   Item 17.  Undertakings

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or
             events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)     To include any material information
             with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

             The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Kenosha, State of Wisconsin, on May 11, 1995.

                                 SNAP-ON INCORPORATED

                                 By:  SUSAN F. MARRINAN
                                      Susan F. Marrinan, Vice President,
                                      Secretary and General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Title           Date

    R. A. CORNOG*          Chairman of the Board,    May 11, 1995
                             President and Chief
                             Executive Officer
                             (Principal Executive
                             Officer)

    D. S. HUML*            Senior Vice President -   May 11, 1995
                             Finance and Chief
                             Financial Officer
                             (Principal Financial
                             Officer)

    G. D. JOHNSON*         Controller (Principal     May 11, 1995
                             Accounting Officer)


    D. W. BRINCKMAN*               Director          May 11, 1995


    B. S. CHELBERG*                Director          May 11, 1995


    R. J. DECYK*                   Director          May 11, 1995


    R. F. FARLEY*                  Director          May 11, 1995


    A. L. KELLY*                   Director          May 11, 1995



    G. W. MEAD*                    Director          May 11, 1995

    E. H. RENSI*                   Director          May 11, 1995


    J. H. SCHNABEL*                Director          May 11, 1995


                                 *By: SUSAN F. MARRINAN
                                      Susan F. Marrinan
                                      Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit
     Number                Description

      4.1     Snap-on Incorporated Franchised Dealer    *
              Stock Ownership Plan.

      4.2     Restated Certificate of Incorporation
              of the Company (incorporated herein by
              reference to Exhibit 3(a) to the
              Corporation's Annual Report on Form
              10-K for the fiscal year ended
              December 31, 1994, SEC File No.
              1-7724).

      4.3     Bylaws of the Company (incorporated
              herein by reference to Exhibit 3(b) to
              the Corporation's Annual Report on
              Form 10-K for the fiscal year ended
              December 31, 1994, SEC File No. 1-
              7724)

      4.4     Rights Agreement dated as of October
              23, 1987 between the Corporation and
              Harris Trust and Savings Bank, as
              Rights Agent (incorporated herein by
              reference to Exhibit 1 to the
              Corporation's Registration Statement
              on Form 8-A dated October 26, 1987,
              SEC File No. 1-7724).

      4.5     Amendment to Rights Agreement dated as
              of October 23, 1987 between the
              Company and Harris Trust and Savings
              Bank (incorporated herein by reference
              to Exhibit 1 to the Form 8-K dated
              June 4, 1992, File No. 1-7724).

      4.6     Amendment to Rights Agreement dated as
              of October 23, 1987 between the
              Company and Harris Trust and Savings
              Bank (incorporated herein by reference
              to Exhibit 1 to the Form 8-K dated
              January 28, 1994, File No. 1-7724).
      5       Opinion of Susan F. Marrinan, Esq.        *

     23.1     Consent of Arthur Andersen LLP.           *

     23.2     Consent of Susan F. Marrinan, Esq.        *
              (contained in Exhibit 5 hereto).

     24       Power of Attorney.
   _______________

   *         Previously filed.